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                                                                    Exhibit 23.4


                       Consent of Omni Marketing S/C Ltda


We consent to the references to our firm under the captions "Prospectus Summary" and "Business" in the Registration Statement on Form F-1 and related prospectus of Gol Linhas Aereas Inteligentes S.A. (formerly known as Gol Transportes Aereos S.A.), for the registration of its non-voting preferred shares.




                                          Omni Marketing S/C Ltda



                                          By: /s/ Regina Celia Massolini Pacheco
                                             -----------------------------------






Sao Paulo, Brazil
May 17, 2004